UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2016

ALLERGAN PLC

(Exact name of registrant as specified in its charter)

IRELAND

(State or Other Jurisdiction of Incorporation)

001-36867	98-1114402
(Commission File Number)	(I.R.S. Employer Identification No.)

Clonshaugh Business and Technology Park

Coolock, Dublin, D17 E400, Ireland

(Address of Principal Executive Offices and Zip Code)

(862) 261-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 5, 2016, Allergan plc (“the Company” or “Allergan”) held its 2016 Annual General Meeting of Shareholders (the “AGM”) in Dublin, Ireland. There were 395,124,946 ordinary shares of Allergan outstanding as of March 7, 2016, the record date for the AGM. A quorum was present at the AGM.

At the AGM, the Company’s shareholders voted on eight of a total of eight proposals, as described below.

1.	Election of Directors:

The following directors were elected to the Company’s Board of Directors for a term of one year expiring at the Annual General Meeting of Shareholders in 2017, with voting results as follows:

	For	Withheld	Broker Non-Votes
Nesli Basgoz, M.D.	314,738,985	2,253,992	22,994,279
Paul M. Bisaro	312,561,725	4,431,252	22,994,279
James H. Bloem	314,628,535	2,364,442	22,994,279
Christopher W. Bodine	287,475,883	29,517,094	22,994,279
Christopher J. Coughlin	285,776,202	31,216,775	22,994,279
Michael R. Gallagher	313,689,924	3,303,053	22,994,279
Catherine M. Klema	287,479,091	29,513,886	22,994,279
Peter J. McDonnell, M.D.	314,895,645	2,097,332	22,994,279
Patrick J. O’Sullivan	314,312,381	2,680,596	22,994,279
Brenton L. Saunders	314,346,452	2,646,525	22,994,279
Ronald R. Taylor	201,141,074	115,851,903	22,994,279
Fred G. Weiss	310,893,780	6,099,197	22,994,279

2.	Advisory Vote on the Compensation of Our Named Executive Officers:

The Company’s shareholders voted to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as such compensation was described in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Company’s 2016 Proxy Statement dated March 25, 2016, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
163,644,482	152,737,678	610,817	22,994,279

3.	Ratification of the Appointment of PricewaterhouseCoopers LLP:

The Company’s shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
333,533,554	5,398,392	1,055,310	(0)

4A.	Approval of the Amendment of the Company’s Memorandum of Association to make certain Administrative Amendments:

The Company’s shareholders voted to approve the special resolution to amend the Company’s Memorandum of Association to make certain administrative amendments in connection with recent changes in Irish law, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
338,031,719	1,304,031	651,506	(0)

4B.	Approval of the Amendment of the Company’s Articles of Association to make certain Administrative Amendments:

The Company’s shareholders voted to approve the special resolution to amend the Company’s Articles of Association to make certain administrative amendments in connection with recent changes in Irish law, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
338,009,070	1,319,844	658,342	(0)

5A.	Approval of the Amendment of the Company’s Articles of Association to Provide for a Plurality Voting Standard in the event of a Contested Election:

The Company’s shareholders voted to approve the special resolution to amend the Company’s Articles of Association to provide for a plurality voting standard in the event of a contested Board of Directors election, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
315,087,704	1,473,144	432,129	22,994,279

5B.	Approval of the Amendment of the Company’s Articles of Association to Grant the Board of Directors Sole Authority to Determine its Size:

The Company’s shareholders voted to approve the special resolution to amend the Company’s Articles of Association to grant the Board of Directors sole authority to determine its size, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
314,843,092	1,664,017	485,868	22,994,279

6.	Approval of the Reduction of Company Capital:

The Company’s shareholders voted to approve the special resolution to reduce the Company’s company capital, subject to the confirmation of the Irish High Court, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
337,703,016	953,303	1,330,937	(0)

7.	Shareholder Proposal Requesting an Annual Report on Lobbying Activities:

The Company’s shareholders rejected a shareholder proposal that the Company issue an annual report describing the Company’s lobbying activities, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
81,392,781	214,798,796	20,801,400	22,994,279

8.	Shareholder Proposal regarding an Independent Board Chairman:

The Company’s shareholders rejected a shareholder proposal that the Company adopt a policy requiring that the Chairman of the Board of Directors be an independent member of the Board, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
136,688,469	179,375,447	929,061	22,994,279

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN PLC

Date: May 6, 2016	By:	/s/ A. Robert D. Bailey
A. Robert D. Bailey
EVP, Chief Legal Officer and
Corporate Secretary